Exhibit 99.2
                                  ------------

          Pursuant to Rule 13d-1(f)(1)(iii) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the statement to which this Exhibit is attached is filed on its behalf.


February 13, 1998                   Viacom International Inc.


                                    By:      /s/  Michael D. Fricklas
                                             --------------------------
                                    Name:    Michael D. Fricklas
                                    Title:   Senior Vice President



                                             /s/  Sumner M. Redstone
                                             ----------------------------
                                             Sumner M. Redstone,
                                             Individually




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